Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated January 16, 2001, except for Note 16, as to which the date is January 22, 2001, with respect to the consolidated financial statements and our report dated January 16, 2001 with respect to the schedule of Continental Airlines, Inc. (the "Company") included in the Annual Report (Form 10-K) for the year ended December 31, 2000 into the following:

  the Company's Registration Statements on Form S-8 (Nos. 33-81324, 33-60009 and 333-06993) relating to the Company's 1994 Incentive Equity Plan;

  the Company's Registration Statement on Form S-8 (No. 333-23165) relating to the Company's 1997 Stock Incentive Plan;

  the Company's Registration Statement on Form S-8 (No. 333-57297) relating to the Company's 1998 Stock Incentive Plan;

  the Company's Registration Statement on Form S-8 (333-39762) relating to the Company's Incentive Plan 2000;

  the Company's Registration Statements on Form S-8 (Nos. 33-81326 and 33-59995) relating to the Company's 1994 Restricted Stock Grant;

  the Company's Registration Statement on Form S-8 (No. 333-16723) relating to the Company's 1997 Employee Stock Purchase Plan;

  the Company's Registration Statement on Form S-8 (No. 33-81328) relating to the Company's 1994 Employee Stock Purchase Plan;

  the Company's Registration Statement on Form S-8 (No. 333-68233) relating to the Company's Deferred Compensation Plan;

  the Company's Registration Statement on Form S-8 (No. 333-50938) relating to the Company's Supplemental Savings Plan for Management Pilots;

  the Registration Statement on Form S-4 (No. 333-60409) relating to the 8-1/8% Senior Notes issued by Calair Capital Corporation and guaranteed by the Company;

  the Company's Registration Statement on Form S-3 (No. 333-09739) relating to Warrants, Class A Common Stock and Class B Common Stock and sales by certain Selling Securityholders and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-31285) relating to the Company's Pass Through Certificates for $250,000,000 and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-29255) relating to the Company's Debt Securities (Debt Shelf) and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-61601) relating to the Company's Pass Through Certificates for $2,500,000,000 and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-79827) relating to the Company's Debt Securities (Debt Shelf) and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-91765) relating to the Company's Pass Through Certificates for $1,500,000,000 and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-45834) relating to the Company's Pass Through Certificates for $1,700,000,000 and the related Prospectus.

/s/ Ernst & Young LLP

Houston, Texas

February 2, 2001